Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-10409, 333-66422, 333-82302, 333-112521, 333-133640, 333-179248, 333-217435, 333-222697, 333-227584, 333-229655, 333-236525, 333-253044, 333-262818, 333-262827, 333-269800 and 333-280825 on Form S-8 of our report dated November 25, 2025, relating to the financial statements of Woodward, Inc. and the effectiveness of Woodward, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Woodward, Inc. for the year ended September 30, 2025.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

November 25, 2025